Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, James L. Donald, Chief Executive Officer, and Jonathan S. Halkyard, Chief Financial Officer of ESH Hospitality, Inc., each certifies with respect to the quarterly report of ESH Hospitality, Inc. on Form 10-Q for the quarterly period ended March 31, 2015 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ESH Hospitality, Inc.

April 30, 2015	/s/ James L. Donald
James L. Donald
Chief Executive Officer

April 30, 2015	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer